Exhibit 10.13

Principal	Loan Date	Maturity	Bank/App	Loan No	Account	Officer
$100,000.00	07-17-2013	07-17-2014	92400	000000007000188185		J2KX7
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Grantor:	CTD HOLDINGS, INC. (TIN: 59-3029743)	Lender:	REGIONS SANK
	14120 NW 126TH TE		201 MILAN PARKWAY
	ALACHUA, FL 32615		BIRMINGHAM, AL 35211

Principal Amount: $100,000.00	Date of Note: July 17, 2013

PROMISE TO PAY. CTD HOLDINGS, INC. ("Borrower") promises to pay to REGIONS BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Thousand & 00/100 Dollars ($100,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance, Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in full immediately upon Lender's demand. If no demand is made, Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 17, 2014. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning August 17, 2013, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied to amounts due under this loan in such order as Lender may determine in Lender's sole discretion. Lender reserves the right to apply payments to outstanding indebtedness and obligations in any order that Lender may determine in its sole discretion and Lender may change the methodology for the application of payments at any time without notice to Borrower. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate of the Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 1.800 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.050°/o per annum based on a year of 360 days. NOTICE Under no circumstances will the effective rate of interest on this Note be less than 4.750% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 160 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Regions Bank, P.O. Box 2224 Birmingham, AL 35246.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 2.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

PROMISSORY NOTE
Loan No: 000000007000188185	(Continued)	Page 2

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If riot prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. With respect to interest (as defined by federal law) this Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Alabama without regard to its conflicts of laws provisions. In all other respects, this Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Florida without regard to Its conflicts of law provisions. The loan transaction that is evidenced by this Note has been approved, made, and funded, and all necessary loan documents have been accepted by Lender in the State of Alabama.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds [(firstly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts tor which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender, (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

PROMISSORY NOTE
Loan No: 000000007000188185	(Continued)	Page 3

INTEREST AND FEES. No matter what else may be stated in any other provision of this Note or in any other document Borrower may have with Lender, Borrower does not agree or intend to pay, and Lender does not agree or intend to charge arty interest or fee for this loan which would in any way cause Lender to contract for, charge or collect more for the loan than the maximum Lender would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee will be applied first to reduce the unpaid principal balance of the loan, and when the principal has been paid in full, be refunded to Borrower.

DEFENSE COSTS. In addition to the costs and expenses Borrower has agreed to pay under the "Attorneys' Fees; Expenses" section of this Note, Borrower will pay all costs and expenses incurred by Lender arising out of or relating to any steps or actions Lender takes to defend any unsuccessful claim, allegation, remedy or counterclaim Borrower may assert against Lender. Such costs and expenses shall include, without limitation, attorneys' fees and costs.

SUSPICIOUS ACTIVITY. Borrower agrees that Borrower will not act in any manner that may cause Lender to reasonably believe that Borrower has engaged in, or that Borrower intends to engage in, any suspicious activity as described in or contemplated under the Bank Secrecy Act. the USA Patriot Act, or any other similar or related law, whether now or hereafter in effect, or under any regulation issued pursuant to arty such law. Further, Borrower agrees that if Borrower's name (or a derivation thereof) appears on a list of suspects issued to financial institutions by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network, the Federal Reserve Board, or any other governmental entity or agency, then Borrower will be conclusively presumed to have acted in a manner that would cause Lender to reasonably believe that Borrower has engaged in, or that Borrower intends to engage in, such suspicious activity.

ANNUAL REVIEW. Borrower agrees that Borrower will provide Lender with a current financial statement, a new credit application, or both, annually, on forms provided by Lender. Based upon this information Lender will conduct an annual review of Borrower's Credit Line Account. Borrower also agrees Lender may obtain credit reports on Borrower at any time, at Lenders sole option and expense, for any reason, including but not limited to determining whether there has been an adverse change in Borrowers financial condition. Borrower authorizes Lender to release information about Borrower to third parties as described in Lenders privacy policy and Lenders Fair Credit Reporting Act, notice provided Borrower did not opt out of the applicable policy, or as permitted by law. Based upon a material adverse change in Borrowers financial condition (such as termination of employment or loss of income) Lender may suspend Borrowers Credit Line.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such details as Lender may reasonably request.

WAIVER OF DEFENSES. Borrower agrees and acknowledges that Borrower does not have any claims, defenses, counterclaims, setoffs, rights of recoupment, or other claims or any nature whatsoever (including but not limited to claims arising from fraud, misrepresentation, breach of contract, breach of commitment, impairment of collateral or waiver) against Lender, and Borrower hereby expressly waives and releases any and all such claims, defenses, counterclaims, setoffs, rights of recoupment, or other claims of any nature whatsoever that it may have against Lender.

AUTO DEBIT PROVISION.

Routing Number (Please call your financial Institution if you are unsure)

DDA/RSV Account Number

Borrower authorizes Lender to initiate entries to Borrower's checking or savings account at the financial institution indicated above for the purpose of making Borrower's periodic loan payments. Borrower also authorizes the financial institution to withdraw these payments from Borrower's account. Borrower acknowledges that this authorization may be revoked at any time by providing written notice of revocation to Lender in such time and manner as to afford Lender and the financial institution reasonable opportunity to act upon it.

Borrower understands that, in accordance with the terms of this loan. Borrower's payment may change from time to time. Lender is authorized to change the amount of the charge to Borrower's checking or savings account. Borrower understands that Lender will provide prior notice of the new payment amount to Borrower to the extent required under applicable law. If more than one law requires prior notice of a payment change, Borrower agrees that notice provided pursuant to one law shall constitute notice in accordance with all laws.

FLORIDA DOCUMENTARY STAMP TAX. Florida documentary stamp tax required by law in the amount of $350.00 has been or will be paid directly to the Department of Revenue.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note. whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral: or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PROMISSORY NOTE
Loan No: 000000007000188185	(Continued)	Page 4

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

CTD HOLDINGS, INC.

/s/ Charles Edward Strattan	/s/ Jeffrey Lynne Tate
CHARLES EDWARD STRATTAN,	JEFFREY LYNNE TATE,
Secretary/Treasurer of CTD HOLDINGS, INC.	President of CTD HOLDINGS, INC.

LASER PRO Lending, Ver. 13. 1.0.004 Copr. Harland Financial Solutions, Inc. 1997, 2013. All Rights Reserved. - FL/iAL K:\CFI\LPL\D20.FC TR-586474 PR-BB04